EXHIBIT 16.1


                            KMJ Corbin & Company LLP
                          555 Anton Blvd., Suite 1000
                              Costa Mesa, CA 92626
                           Telephone: (714) 380-6565



February 6, 2009



Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Nexhorizon Communications Inc.'s Form 8-K dated January 21, 2009, and have the following comments:

        1. We agree with the statements made in the first, fourth and fifth para -graphs.

        2. We have no basis on which to agree or disagree with the statements made in the second, third or sixth paragraphs.


Very Truly Yours,

/s/ KMJ Corbin & Company LLP


KMJ Corbin & Company LLP